PAGE 1                                       Registration No.


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             DEVON GROUP, INC.
          (Exact name of registrant as specified in its charter)

       Delaware                                        03-0212800
(State of Incorporation)                  (I.R.S. Employer Identification No.)


    281 TRESSER BOULEVARD, SUITE 501, STAMFORD, CONNECTICUT 06901-3227
                 (Address of Principal Executive Offices)


          DEVON GROUP, INC. 1995 NON-QUALIFIED STOCK OPTION PLAN
                         (Full title of the plan)

                          ROBERT A. FRASCO, ESQ.
                Vice President, General Counsel and Secretary
                             DEVON GROUP, INC.
    281 Tresser Boulevard, Suite 501, Stamford, Connecticut 06901-3227
                  (Name and address of agent for service)

                              (203) 964-1444
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE


                                 Proposed Maximum Proposed Maximum  Amount of
Title of Securities Amount to be    Offering         Aggregate     Registration
 to be Registered    Registered  Price Per Share   Offering Price      Fee

                                 205,000 shares at
                                 $34.25 per share
  Common Stock                   155,000 shares at
$.01  par  value  360,000 shares $37.875 per share  $12,891,875.00  $4,445.51



PAGE 2

                             DEVON GROUP, INC.
                   1995 NON-QUALIFIED STOCK OPTION PLAN

                                  PART I

             INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS


    The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     All reports and other documents subsequently filed by the Corporation or the 1995 Non-Qualified Stock Option Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     The documents listed below, which have been filed by the Corporation with the Securities and Exchange Commission, are specifically incorporated herein by reference:


     (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1995 of the Corporation.

     (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 of the Corporation.

     (c) Each holder of shares of Common Stock is entitled to one vote for each share in all matters to be voted on by stockholders. The Common Stock has no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting rights are able to elect
100% of the directors. Dividends may be paid to holders of Common Stock when, as, and if declared by the Board of Directors out of funds legally
available therefor.  In the   event  of  any  liquidation,  dissolution,
or winding-up of the Corporation, the

                                   II-2

PAGE 3

holders of Common Stock will be entitled to receive a pro rata share of the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation. The shares of Common Stock, including the shares offered hereby, will be legally issued, fully-paid, and nonassessable, and the holders thereof will not be entitled to any preemptive, subscription, redemption, or conversion rights.

     The registrar and transfer agent for the Common Stock is Chemical Mellon Financial Services.

Item 4.  Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

    The validity of the issuance of the shares registered hereunder will be passed upon by Robert A. Frasco, General Counsel of the Corporation. Mr. Frasco has been granted stock options pursuant to the 1995 Non-Qualified Stock Option Plan, whereby he has the right to purchase 20,000 shares of the Common Stock of the Corporation for $34.25 per share at various dates between January 26, 1996 and July 25, 2001. Mr. Frasco is also a Vice President and the Secretary of the Corporation.

      The financial statements and schedule of the Corporation and consolidated subsidiaries as of March 31, 1995 and 1994 and for each of the years in the three-year-period ended March 31, 1995, incorporated by reference herein, have been so incorporated in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Corporation and consolidated subsidiaries issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this registration statement in reliance upon their report and said authority.

Item 6. Indemnification of Directors and Officers

     Article IX, Sections 1 and 2 of the By-Laws of the Corporation read as follows:

    "SECTION 1. Indemnification. (a) Any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein; provided, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct

                                   II-3
PAGE 4

unlawful; except, in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

    (b) Without limitation of any right conferred by paragraph (a) of this Section, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the Corporation, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal therein; provided, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable for negligence or misconduct in the performance of his duties, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

     (c) The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled or of any power of the Corporation apart from the provisions of this Section.

     SECTION 2. Insurance for Indemnification. The Corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the manner permitted by the applicable laws of the United States and the State of Delaware from time to time in effect."

     The Corporation also has entered into individual contracts with its Chairman, President, Executive Vice President and Chief Financial Officer, Senior Vice President, Finance and Treasurer, and Vice President and General Counsel providing for indemnification in accordance with the indemnification provisions of the State of Delaware.

     Section 145 of the Delaware General Corporation Law contain provisions for indemnification by the Corporation, under certain circumstances, of officers and directors of the Corporation for certain liabilities which may be incurred by them in their capacities as such.

     The Corporation has purchased insurance to indemnify the Corporation and all of its directors, officers and other employees who hold management positions in divisions and subsidiaries for those liabilities in respect of which such

                                   II-4
PAGE 5

indemnification insurance is permitted under the laws of the State of Delaware.

     The Corporation has additionally purchased insurance, as an extension of the foregoing policy, covering any directors, officers, and full-time salaried employees who are or shall be in breach of any fiduciary duty imposed by the Employee Retirement Income Security Act of 1974 upon fiduciaries as defined under that Act.

      Article   Sixth   of  the  Corporation's  Restated   Certificate   of
Incorporation reads as follows:

     "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings

    (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii)  To reflect in the prospectus any facts or events arising
        after effective date of the registration   statement  (or  the
        most   recent   post-effective amendment  thereof)  which,
        individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii)  To include any material information   with  respect  to
        the  plan  of  distribution   not previously disclosed in the
        registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                                   II-5

PAGE 6

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 0f 1933 and will be governed by the final adjudication of such issue.

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut on November 1, 1995.


                                         DEVON GROUP, INC.



                                        By:s/Marne Obernauer,Jr.
                                          Marne Obernauer, Jr.
                                          Chairman, Chief Executive Officer,
                                          Director

                                   II-6
PAGE 7


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                               Date


s/Marne Obernauer, Jr  Chairman, Chief Executive             November  1,1995
                       Officer, and Director
                       (Principal Executive Officer)


s/John W. Dinzole      President, Chief Operating Officer,   November 1, 1995
                       and Director



s/Bruce K. Koch        Executive Vice President,             November 1, 1995
                       Operations and Finance,
                       and Chief Financial Officer
                       (Principal Financial Officer)


s/Robert H. Donovan    Senior Vice President, Finance        November 1, 1995
                       and Treasurer
                       (Principal Accounting Officer)


s/Robert S. Blank      Director                              November 1, 1995



s/William G. Gisel     Director                              November 1, 1995



s/Thomas J. Harrington Director                              November 1, 1995



s/Marne Obernauer      Chairman of the Executive             November 1, 1995
                       Committee, Director


s/Edward L. Palmer     Director                              November 1, 1995




                                   II-7
 PAGE 8



                             INDEX TO EXHIBITS


                             DEVON GROUP, INC.
              EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit No.  Description

3.1          Restated  Certificate  of Incorporation of Devon Group, Inc.*

3.2          By-Laws  of Devon  Group, Inc.*

4.1 Devon Group, Inc. 1995 Non-Qualified Stock Option Plan and Form of Option Agreement

5.1          Opinion  and  Consent  of Robert A. Frasco, Esq.

23.1         Consent of KPMG Peat Marwick LLP


       * Incorporated by reference from the Corporation's Registration Statement on Form S-8 (Registration # 33-75060) previously filed with the Commission on February 7, 1994.





























                                   II-8
PAGE 1
                                                        EXHIBIT 5.1


                      Opinion and Consent of Counsel




                                                   November 1, 1995


Devon Group, Inc.
281 Tresser Boulevard, Suite 501
Stamford,  Connecticut  06901-3227
Attention:  Board of Directors

                             Devon Group, Inc.
              360,000 Shares of Common Stock, $.01 par value
                        Registration Statement No.


Dear Sirs:

     I have acted as counsel for Devon Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act") of 360,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"). The Shares will be issued by the Company to certain directors and employees pursuant to a 1995 Non-Qualified Stock Option Plan, effective as of July 25, 1995.

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of rendering the opinions set forth below, including the following: (a) the Restated Certificate of Incorporation, as amended, of the Company; (b) the By-laws of the Company; and (c) the 1995 Non-Qualified Stock Option Plan of the Company.

    Based upon the foregoing, I am of the opinion as follows:

          1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. The issuance and sale of the Shares have been duly authorized and, when issued, delivered and paid for pursuant to the 1995 Non-Qualified Stock Option Plan, the shares will be validly issued, fully paid and nonassessable.

     I am admitted to the Bar of the State of New York and I express no opinion as to the laws of any other jurisdiction. However, to the extent that matters of Delaware corporate law are involved in the opinions set forth above, you are aware that I am not admitted to the Bar of the State of Delaware and am not an expert in the law of such jurisdiction. Accordingly, such opinions concerning Delaware corporate law are based upon my reasonable (although not necessarily complete) familiarity with the Delaware General Corporation Law as a result of my prior involvement in transactions involving such law.

     I know that I am referred to under the heading "Interest of Named Experts and Counsel" in the Prospectus forming a part of the Registration Statement on Form S-8 relating to the Shares filed with the Securities and Exchange Commission pursuant to the Securities Act, and I hereby consent to such use of my name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.


                                        Very truly yours,


                                      s/Robert A.Frasco
                                        Robert A.Frasco
                                  Vice President and General Counsel













                                                               Exhibit 23.1






The Board of Directors
Devon Group, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.






s/KPMG Peat Marwick LLP

Stamford, Connecticut
November 1, 1995






                             DEVON GROUP, INC.
                     1995 Non-Qualified Stock Option
                             Fee Calculation
                             November 1, 1995



                                                          Maximum Aggregate
        Stock Options      Number of Options               Offering Price

    Stock Options granted
        @ $34.25               205,000       X $34.25       7,021,250

    Stock Options not
       yet granted             155,000       X $37.875*     5,780,625

                               360,000                     12,891,875

                                                           X.00034483

                                                            $4,445.51

 * Average of bid and ask price on November 8, 1995




                                                              Exhibit 4.1

Effective:  July 25, 1995



                            DEVON GROUP, INC.

                  1995 NON-QUALIFIED STOCK OPTION PLAN



1.  PURPOSE

     The purposes of this Plan are:  (a) to further the growth and success of Devon Group, Inc. and its subsidiaries (collectively, the

"Company") by enabling directors and employees of the Company to acquire shares of its Common Stock, $.01 par value (the "Common Stock"), under the terms and conditions and in the manner contemplated by this Plan,

thereby increasing their personal involvement and interest in the

Company; (b) to enable the Company to obtain and retain the services of directors and key employees necessary to the growth and development of the Company; and (c) to provide a means of rewarding outstanding performance.



2.  ADMINISTRATION OF PLAN

    (a)  The Plan shall be administered by a committee (the "Committee")

consisting of two or more directors appointed from time to time by the

Board of Directors of the Company (the "Board"); provided, however,

that, so long as the Plan shall be required to comply with Rule 16b-3

("Rule 16b-3") promulgated by the Securities and Exchange Commission

(the "SEC") under the Securities Exchange Act of 1934, as amended (the

"1934 Act"), in order to permit transactions pursuant to the Plan by officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act, the Plan shall be administered by the

Committee and each member of the Committee, at the effective date of his or her appointment to the Committee, shall be a "disinterested person"

within the meaning of Rule 16b-3. The members of the Committee may be removed at any time either with or without cause by the Board. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board.

    (b)  The Committee shall authorize the issuance of options under the

Plan and (subject to the terms of the Plan) shall have complete authority to construe, interpret, and administer the Plan.  A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee; provided,

however, that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing.  Anything contained in this Plan to the contrary notwithstanding, a member of the Committee shall not be eligible to receive options under the Plan.



3.  ELIGIBLE EMPLOYEES AND LIMITATION ON GRANTS

     From time to time, the Committee may grant options under this Plan to (i) any director of the Company who at the time the options are granted to him is not a member of the Committee or (ii) any person employed by the Company at the time the options are granted to him, in such amounts, at such prices (subject to the minimum price requirements set forth in Section 5) and upon such other terms and conditions not inconsistent with this Plan as the Committee, in its discretion, may determine.  A person who has been granted an option (hereinafter referred to as an "Optionee") may, if otherwise eligible, be granted additional options if the Committee shall so determine.



4.  SHARES SUBJECT TO THE PLAN

     The capital stock with respect to which options may be granted under this Plan shall consist of shares of the Company's authorized but unissued Common Stock.  The aggregate number of shares of Common Stock which may be issued upon the exercise of all options granted under this

Plan shall not exceed 360,000 shares, subject to adjustment as provided in Section 13.  Shares subject to unexercised portions of any terminated or expired options shall again be available for the granting of options under the Plan.



5.  EXERCISE PRICE

     The exercise price for the shares of Common Stock to be issued pursuant to the exercise of an option granted under this Plan shall be determined in each case by the Committee and set forth in each stock option agreement between the Company and the Optionee.  In no event shall such option price be less than 100% of the fair market value of the shares of Common Stock subject to the option (as determined by the

Committee) on the date the option is granted.



6.  EXERCISE OF OPTIONS

     Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee; provided, that no option granted under this

Plan shall be exercisable more than 10 years after the date of its grant.  Each option shall be exercisable during its term, in whole or in part, as determined by the Committee, and shall be exercisable with respect to whole shares only.  At any time, the Committee and the

Optionee may agree to accelerate the exercise date or dates for any outstanding option.

     An option granted under this Plan shall be exercised by delivery to the Secretary of the Company of:  (a) a notice in writing from the

Optionee of his intention to purchase shares, specifying the number of shares as to which the Optionee desires to exercise his option and the date upon which the Optionee desires to complete his purchase (which must be within the exercise periods specified in the stock option agreement); (b) any representations of the Optionee required under

Section 15; and (c) cash in the form of a certified check for the cash portion of the exercise price with respect to the number of shares for which the option is being exercised and/or, if permitted under the terms of the stock option agreement, the certificate(s) representing the shares to be delivered to the Company and canceled in payment of all or a portion of the exercise price with respect to the number shares being acquired pursuant to the exercise of the option.

     Notwithstanding anything to the contrary contained herein or in any stock option agreement, each option held by any Optionee shall, upon a

Change of Control (as defined below), become exercisable in full for the aggregate number of shares covered thereby until the end of the seven-

month period commencing with such Change of Control; provided, however,

that such right to full exercise may be limited by the Committee prior to such Change of Control to the extent such limitation is, in the sole judgment of the Committee, necessary or advisable to avoid any adverse income tax consequences to the Company or such Optionee as a result of such exercise.  For the purposes of this Section 6, "Change of Control"

means the occurrence of any of the following:  (i) any person or group

(other than any employee or group which includes employees of the

Company) becoming the beneficial owner of 50% or more of the shares of the Company then entitled to vote for the election of directors, (ii)

any employee or group which includes employees of the Company becoming the beneficial owner of 100% of such shares, or (iii) more than one-half of the Board of Directors of the Company being constituted by persons who were not (A) members of the Board of Directors on July 25, 1995, or

(B) recommended or elected to the Board of Directors by a majority of those members of the Board of Directors consisting of members referred to in clause (A) and members so recommended or elected.

     Upon the effectiveness of any merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company (a "Corporate Transaction"), each option held by any Optionee shall automatically terminate, unless provision shall be made in connection with such Corporation Transaction for the assumption of such option by, or the substitution for such option of a new option covering the stock of, the surviving, successor or purchasing corporation or a parent or subsidiary thereof, with appropriate adjustments to the exercise price of and the kind and number of shares covered by such assumed or new option.  Upon the approval by the stockholders of the Company of any Corporation Transaction, unless provision has been made for the assumption of or substitution for such option as described in the preceding sentence, each option held by any

Optionee shall become exercisable in full for the aggregate number of shares covered thereby until the effectiveness of such Corporate

Transaction.



7.  SURRENDER OF SHARES FOR PAYMENT OF EXERCISE PRICE

     The Committee, in its discretion, may allow all or a portion of the exercise price to be paid by the Optionee's surrender and cancellation of outstanding shares of Common Stock already owned by the Optionee,

valued at their fair market value on the exercise date.

     The "fair market value" of the surrendered shares of Common Stock,

if shares of Common Stock are publicly traded, shall be equal to the closing price on the last business day shares of Common Stock were traded preceding the date of exercise.  If there is no public trading market for such shares, the Committee in its sole discretion shall determine the fair market value of the shares of Common Stock and such determination shall be final and binding; provided, however, that if the

Optionee objects to the fair market value of the surrendered shares as determined by the Committee, the Optionee may deliver a notice in writing to the Secretary of the Company of his intention not to exercise his options.  Such notice shall be deemed to revoke the Optionee's notice pursuant to Section 6 and the surrendered shares of Common Stock shall be returned to the Optionee.



8.  TERMINATION OF UNEXERCISED OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

     If an Optionee ceases to be a director or an employee of the

Company other than because of his death or total disability, all or any portion of the Optionee's option which is otherwise exercisable by its terms and has not been previously exercised shall expire three months following the date of such termination and shall thereafter be of no further force and effect.  If an Optionee ceases to be a director or an employee of the Company because of his death or total disability, an otherwise exercisable option shall expire one year following the date of such termination and shall thereafter be of no further force and effect.

Total disability as used in this Section, shall have the meaning determined by the Committee from time to time, in its discretion.



9.  NONTRANSFERABILITY OF OPTIONS

     Each option issued under this Plan shall not be transferable by the

Optionee otherwise than by will or the laws of descent and distribution,

or pursuant to a qualified domestic relations order and shall be exercisable, during the Optionee's lifetime, only by the Optionee.



10. DURATION OF PLAN

     This Plan shall terminate on, and no option shall be granted under this Plan after 10 years from the date this Plan becomes effective.



11. OPTION AGREEMENTS

     Each option granted under this Plan shall be evidenced by a stock option agreement between the Company and the Optionee which agreement shall be executed by a duly authorized officer of the Company, shall comply with the provisions of this Plan, and shall be in a form approved by the Committee.



12. STOCKHOLDER RIGHTS

     An Optionee shall have none of the rights of a stockholder with respect to the shares subject to his option until such shares have been issued to the Optionee pursuant to his exercise of the option.



13. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     If the outstanding shares of Common Stock of the Company are increased, decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization,

merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to options under this Plan.  A corresponding adjustment changing the number or kind of shares allocated to, and the exercise price per share of, options or portions thereof outstanding at the time of such change shall likewise be made.  Any such adjustment of an outstanding option shall be made without changing the total price applicable to the unexercised portion of the option.

     Any adjustments under this Section shall be made by the Committee.

No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments,

reclassifications, reorganizations or changes of its capital structure,

to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets.



14. AMENDMENT OR DISCONTINUANCE

     The Board may at any time terminate or amend the Plan in any respect; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of Common Stock and preferred stock of the Company, if any, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under

Section 16(b) of the 1934 Act; and, further provided, that no such termination or amendment shall adversely affect any option theretofore granted but not exercised under this Plan without the consent of the holder of such option.



15. COMPLIANCE WITH SECURITIES LAWS

     No options shall be granted under this Plan, and no shares shall be purchased upon the exercise of any option, unless and until any then applicable securities laws or requirements of any regulatory agencies having jurisdiction and of any exchanges upon which stock subject to said options of the Company may be listed shall have been fully complied with.

    At the time of the exercise of any option hereunder, the Committee,

in its discretion, may require assurances or representations satisfactory to it from the person exercising such option appropriate to satisfy the requirements of applicable Federal and state securities laws, any regulatory agencies having jurisdiction, and any exchanges upon which stock subject to said option of the Company may be listed.



16. WITHHOLDING AND EMPLOYMENT TAXES

     At the time of exercise of an option, the Optionee shall remit to the Company in cash all applicable Federal and state withholding and employment taxes.



17. EMPLOYMENT

     Nothing contained in this Plan shall be deemed to give any Optionee a right to the continuation of his employment by the Company to which he is not otherwise entitled or to be nominated as a director, nor shall the Company be under any obligation by virtue of this Plan to retain any

Optionee as an employee or director for any period.



18. NUMBER AND GENDER

     With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.



19. ADOPTION AND EFFECTIVE DATE OF PLAN

     This Plan was adopted by resolution of the Board on May 2, 1995 and shall become effective upon the written consent of the holders of a majority of the securities of the Company entitled to vote, or approval by stockholders at a validly called stockholders meeting and holding a majority (or such greater number as may be required by law or applicable governmental regulations or orders) of the shares voting at such meeting.





                                                             Exhibit 4.1





                                 OPTION AGREEMENT dated July 25, 1995,

                                 between DEVON GROUP, INC., a

                                 Delaware corporation (hereinafter

                                 called the "Company"), and

                                 an employee of the Company or of a

                                 subsidiary corporation (hereinafter

                                 called the "Employee").



        The Company desires, by affording the Employee an opportunity to purchase shares of its Common Stock, par value $.01 per share

(hereinafter called "Common Stock"), to further the objectives of the

"Devon Group, Inc. 1995 Non-Qualified Stock Option Plan" (hereinafter called the "Plan"), thereby providing the Employee with an added incentive to continue his services to the Company and to raise his personal interest in and profit from the success of the Company.

               NOW, THEREFORE, in consideration of the mutual covenants

herein set forth and for other good and valuable considerations, the parties hereto have agreed, and do hereby agree, as follows:

        1.  The Company hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (hereinafter called the Option) to

purchase all or any part of an aggregate of        shares of Common

Stock on the terms and conditions herein set forth.

        2.  The purchase price of the shares of Common Stock subject to

the Option shall be $        per share.

        3.  The term of the Option shall be for a period of six years from the date hereof, or such shorter period as is prescribed in paragraphs 5 and 6 hereof.  The Option shall be eligible for exercise as follows:  to the extent of 10% of the number of shares specified in paragraph 1 hereof, after January 25, 1996, to the extent of an additional 20% after July 25, 1997; to the extent of an additional 20%

after July 25, 1998; to the extent of an additional 20% after

July 25, 1999; and to the extent of an additional 30% after July 25, 2000;

and such installments shall be cumulative.  The Option may be exercised,

at any time or from time to time during said term, as to all full shares which have become so purchasable, but in no case may the Option be exercised as to less than 100 shares at any one time.  Except as provided in paragraphs 5 and 6 hereof, the Option may not be exercised unless the

Employee shall, at the time of exercise, be an employee of the Company or of a subsidiary corporation.  At any time, the Compensation Committee of the Board of Directors and the Employee may agree to accelerate the exercise date or dates for any outstanding Option.  The Employee shall have none of the rights of a stockholder with respect to any of the shares of Common Stock subject to the Option until such shares shall be issued to him upon the exercise of the Option.

        4.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Employee, only by him.  More particularly (but without limiting the generality of the foregoing),

the Option may not be assigned, transferred (except as aforesaid),

pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge,

hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

        5.  In the event of the termination of the employment of the

Employee otherwise than by reason of death, or total disability (as defined by the Compensation Committee of the Board of Directors, from time to time, in its discretion), he may exercise the Option, to the extent that he was entitled to do so pursuant to the provisions of paragraph 3 hereof at the time of such termination, at any time within three months after such termination, but not after ten years from the date hereof.  The Option shall not be affected by any change of employment so long as the Employee continues to be an employee of the

Company or of a subsidiary corporation (or by any temporary leave of absence approved, if for a period of not more than ninety days, by an officer of the Company or the subsidiary corporation, as the case may be, by which the Employee is employed or, if for a period longer than ninety days, approved by the Compensation Committee of the Board of

Directors of the Company).  Nothing herein contained shall confer on the Employee any right to continue in the employ of the Company or any subsidiary corporation or interfere in any way with the right of the

Company or any subsidiary corporation, or the right of the Employer, to terminate the employment of the Employee at any time.

        6.  In the event of the death or total disability of the

Employee while he is employed by the Company or a subsidiary corporation, the Option, may be executed by a legatee or legatees of the Option under the Employee's last will, or by the personal representatives or distributees of the Employee, at any time within a period of one year after the death or total disability of the Employee,

but not after ten years from the date hereof, to the extent of the number of shares purchasable by the Employee at the date of his death or disability.

        7.  If all or any portion of the Option is exercised subsequent to any stock dividend, stock split, recapitalization, combination or exchange of shares, reorganization (including, but not limited to,

merger or consolidation), liquidation or other event occurring after the date hereof, as a result of which any shares or other securities of the Company or of any other entity (including, but not limited to, any subsidiary of the Company) shall be issued in respect of the outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares or other securities of the same or another class or classes,

the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the class and aggregate number of shares or other securities which, if shares of Common Stock (as authorized at the date hereof) had been purchased on the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any and all such stock dividends, stock splits,

recapitalizations, combinations or exchanges of shares,

reorganizations, liquidations or other events.  In the event of any corporate separation or division (including, but not limited to, split-

up, split-off, or spin-off) as a result of which any shares or other securities of any entity other than the Company (including, but not limited to, any subsidiary of the Company) shall be distributed in respect of the outstanding shares of Common Stock, the Compensation

Committee of the Board of Directors shall make such adjustments in the terms of the Option (including, but not limited to, the number of shares covered and the purchase price of such shares) as it may deem appropriate to provide equitably for the Employee's interest in the

Option.  Upon any adjustment as aforesaid, the minimum number of full shares which may be purchased upon any exercise of the Option as specified in paragraph 3 shall be adjusted proportionately. No fractional shares shall be issued upon any exercise of the Option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

        8.  Subject to the terms and conditions of this Agreement, the

Option may be exercised by written notice to the Company at its office at 281 Tresser Boulevard, Stamford, Connecticut 06901, attention of the

Secretary.  Such notice shall state the election to exercise the

Option, the number of shares in respect of which it is being exercised,

the date upon which the employee desires to complete his purchase, and shall be signed by the person or persons so exercising the Option.  The notice shall be accompanied by the payment of the full purchase price of said shares.  Payment may be made by certified check payable to the order of the Company, and/or by delivery of certificates of Common

Stock already owned and fully endorsed by the Employee (valued at their fair market value on the exercise date, as defined below). The Company shall deliver a certificate or certificates representing said shares as soon as practicable after the notice shall be received by the Company.

The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option.  In the event the Option shall be exercised,

pursuant to paragraph 6 hereof, by any person or persons other than the

Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.  The Employee agrees at the time of the exercise of an Option, the Employee shall remit to the

Company in cash all applicable Federal and State withholding and employment taxes.  The "fair market value" of the surrendered shares of

Common Stock, if such shares are publicly traded, shall be equal to the average of the daily closing prices (or the means between the last bid and asked prices for a day on which no sales took place) of the 30 business days immediately preceding the date of exercise.  If there is no public trading market for such shares, the Compensation Committee of the Board of Directors in its sole discretion shall determine the fair market value of the shares of Common Stock and such determination shall be final and binding; provided, however, that if the Employee objects to the fair market value of the surrendered shares as determined by the

Committee, the Employee may deliver a notice in writing to the

Secretary of the Company of his intention not to exercise his options.

Such notice shall be deemed to revoke the Employee's notice pursuant to

Section 6 and the surrendered shares of Common Stock shall be returned to the Employee.

        9. The Employee hereby represents and warrants and covenants that unless a registration statement covering the shares of Common

Stock to be issued under the Plan shall be effective under the

Securities Act of 1933, the shares that will be issued upon exercise of the Option shall be acquired for investment and not with a view to the distribution or resale thereof.  At the time of the exercise of any

Option hereunder, the Compensation Committee of the Board of Directors,

in its discretion, may require assurances or representations satisfactory to it from the person exercising such Option appropriate to satisfy the requirements of applicable Federal and State securities laws, any regulatory agencies having jurisdiction, and any exchanges upon which stock subject to said Option of the Company may be listed.

        10. The Company shall at all times during the term of the

Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement,

shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

        11. As used herein, the term "subsidiary corporation" shall mean any present and future subsidiary corporation of the Company, and the term "Common Stock" shall mean the class of Common Stock of the

Company as authorized at the date hereof.

        12. The Employee agrees that he will promptly notify the

Company by written notice at its office at the address set forth in paragraph 8 of any disposition of shares of Common Stock acquired by the Employee upon any exercise of the Option.

        13. This Agreement shall be subject to and governed by the terms of the Plan.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the

Employee has hereunto set his hand, all on the day and year first above written.



                                   DEVON GROUP, INC.



                            By
                                  Marne Obernauer, Jr.
                                       Chairman




                                       Employee